Exhibit 99.13(b)

Ninth Amendment to Transfer Agency and Service Agreement

THIS NINTH AMENDMENT (“Amendment”), effective after market close on October 27, 2023 (“Effective Date”), is to the Transfer Agency and Service Agreement made as of July 23, 2010, as amended, (the “Agreement”) by and between each of the abrdn Australia Equity Fund, Inc., abrdn Asia-Pacific Income Fund, Inc., abrdn Global Income Fund, Inc., abrdn Japan Equity Fund, Inc., abrdn Income Credit Strategies Fund, The India Fund, Inc., abrdn Global Dynamic Dividend Fund, abrdn Global Premier Properties Fund, abrdn Total Dynamic Dividend Fund, abrdn Standard Global Infrastructure Income Fund, abrdn National Municipal Income Fund, , (each, a “Company” and collectively, the “Companies”) and Computershare Trust Company, N.A. and its affiliate, Computershare Inc., (collectively, the “Transfer Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, each Company and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Company and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Addition of Parties and Amendment to Schedule A of the Agreement. Schedule A of the Agreement is hereby amended to include the following: abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund, and abrdn World Healthcare Fund, each added to the Agreement as a “Company” for all purposes.

2. Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Trust Company, N.A. Computershare Inc.

On Behalf of Both Entities

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Senior Manager, Contract Operations

abrdn Asia-Pacific Income Fund, Inc.

abrdn Australia Equity Fund, Inc.

abrdn Global Income Fund, Inc.

The India Fund, Inc.

abrdn Japan Fund, Inc.

abrdn Income Credit Strategies Fund

abrdn Global Dynamic Dividend Fund

abrdn Global Premier Properties Fund

abrdn Total Dynamic Dividend Fund

abrdn Standard Global Infrastructure Income Fund

abrdn Income Credit Strategies Fund – Preferred Shares

abrdn National Municipal Income Fund*

abrdn Healthcare Investors*

abrdn Life Sciences Investors*

abrdn Healthcare Opportunities Fund*

abrdn World Healthcare Fund*

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

*The Fund is governed by a Declaration of Trust, as amended from time to time, which is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Fund, individually and not jointly with any other Fund, person or entity.

SCHEDULE A

abrdn Asia-Pacific Income Fund, Inc.

abrdn Australia Equity Fund, Inc.

abrdn Global Income Fund, Inc.

The India Fund, Inc.

abrdn Japan Equity Fund, Inc.

abrdn Income Credit Strategies Fund

abrdn Global Dynamic Dividend Fund

abrdn Global Premier Properties Fund

abrdn Total Dynamic Dividend Fund

abrdn Global Infrastructure Income Fund

abrdn Income Credit Strategies Fund – Preferred Shares

abrdn National Municipal Income Fund

abrdn Healthcare Investors

abrdn Life Sciences Investors

abrdn Healthcare Opportunities Fund

abrdn World Healthcare Fund